                                                                EXHIBIT 10.32




     CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS





                                                                      7-22-93
                       COLLABORATION AND LICENSE AGREEMENT


     THIS COLLABORATION AND LICENSE AGREEMENT (together with the attached Schedules, the "Agreement") is made as of July 22, 1993 (the "Effective Date") by and between Genetics Institute, Inc., a Delaware corporation with a business address at 87 CambridgePark Drive, Cambridge, Massachusetts 02140 ("GI") and Transkaryotic Therapies, Inc., a Delaware corporation with a business address at 193 Albany Street, Cambridge, Massachusetts 02139 ("TKT").

1.   BACKGROUND.

     1.1. FACTOR VIII. GI has developed and produced cDNA for full length and B-domain deleted recombinant human Factor VIII (the "Factor VIII Gene", more fully defined below). TKT desires to obtain a non-exclusive license from GI to use the Factor VIII Gene in its Research in the Licensed Field and to develop and commercialize Factor VIII Gene Therapy Products for distribution by TKT in the TKT Territory and by GI in the GI Territory (all capitalized terms are defined below).

     1.2. AGREEMENT. GI is willing to grant TKT these rights on the terms and conditions set forth in this Agreement.

2. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

     2.1. "AFFILIATE" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For purposes of this Section 2.1, "control" means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the


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                                                               Page 2 of 37



          power to direct the management and policies of such noncorporate entities. Notwithstanding this definition, American Home Products Corporation shall be deemed to be an Affiliate of GI for purposes of this Agreement.

     2.2. "CONFIDENTIAL INFORMATION" includes, without limitation, any scientific, technical, trade or business information disclosed by one party to the other which is treated by the party providing such information as confidential or proprietary, whether or not such information is labelled or identified as "Confidential".

          "Confidential Information" does not include information which (a) was known to the receiving party at the time it was disclosed, other than by previous disclosure by the disclosing party, as evidenced by written records at the time of disclosure; (b) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; (c) is lawfully and in good faith made available to the receiving party by a third party who did not derive it from the disclosing party and who imposes no obligation of confidence on the receiving party; or (d) is developed by the receiving party independent of any disclosure by the disclosing party.

     2.3. "CORE CLINICAL TRIALS" means the human clinical trials which generate data submitted by a Party in a PLA and which serve as the basis for
          (a) initial regulatory approval of the Factor VIII Gene Therapy Products by (i) the FDA in the United States or (ii) the Health Protection Bureau in Canada, or (b) initial recommendation for approval of the Factor VIII Gene Therapy Products from the CPMP in the European Community. Core Clinical Trials do not include any Phase IV or post-marketing clinical trials, which will be separately conducted and funded by the Parties, as set forth in Section 6.5 below; provided, however, if the FDA, the Health Protection Bureau or the CPMP require post-marketing surveillance and/or trials as a precondition to initial regulatory approval, Core Clinical Trials will include such post-marketing surveillance and/or trials.

     2.4. "CPMP" means either (a) the Committee for Proprietary Medicinal Products of the European Community; (b) its


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                                                                 Page 3 of 37



          procedures for clinical testing, registration, and approval of the Factor VIII Gene Therapy Products; or (c) the marketing authorization applications as per such procedures; as the case may be in the context used in a particular section of the Agreement.

     2.5. "DEVELOPMENTS" include, without limitation, ideas, concepts, discoveries, inventions, developments, patents and patent rights, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, data and rights (whether or not protectible under state, federal, or foreign patent, trademark, copyright or similar laws) that are conceived, discovered, invented, developed, created, made or reduced to practice by or on behalf of the Parties in conducting the Research and clinical trials for, and in commercializing, the Factor VIII Gene Therapy Products during the Term.

     2.6. "DIRECT MANUFACTURING COST" means (a) costs directly attributable to manufacturing, quality assurance and quality control related to a unit of product (i.e., those costs which vary with production), including, but not limited to, direct labor and benefit expenses for manufacturing, and consumable bulk and other production materials, as determined in accordance with generally accepted cost accounting practices in the country of manufacture, plus (b) fixed manufacturing overhead costs allocable to the product based on the actual percentage utilization (including start-up and shut-down time) of the capacity of the manufacturing facility, including, but not limited to, direct benefit and labor expenses for technical services and support services, depreciation, maintenance and repairs and insurance costs associated with such utilization of the manufacturing facility, as determined in accordance with generally accepted cost accounting practices in the country of manufacture. Without limiting the generality of the foregoing, Direct Manufacturing Cost shall be deemed to include (x) the full cost associated with quality control samples, retention samples, manufacturing losses and production rejects and (y) payments (including, without limitation, royalties, option fees or license fees) made to one or more third parties to obtain a license or similar right in the absence of which manufacture could not be legally undertaken.



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                                                                  Page 4 of 37



     2.7. "DISTRIBUTOR" means a third party which is not an Affiliate or Sublicensee of a Party and which is a distributor, wholesaler or other entity purchasing Factor VIII Gene Therapy Products from a Party or an Affiliate or Sublicensee for resale.

     2.8. "FACTOR VIII" means the protein product expressed from the Factor VIII Gene.

     2.9. "FACTOR VIII GENE" means the DNA sequences covered by any claim in U.S. Patents 4,757,006 and 4,868,112, together with any and all muteins, allelic variations, recombinant analogues, corresponding RNA and other variants thereof or therefrom, whether made by GI or TKT.

     2.10. "FACTOR VIII GENE THERAPY PRODUCTS" means any product developed by or on behalf of TKT which incorporates or utilizes the Licensed Rights in the Licensed Field, whether such Licensed Rights are used in whole or in part, or are used as a component part, of the Factor VIII Gene Therapy Products, or are used in conjunction with such Factor VIII Gene Therapy Products.

     2.11.     "FACTOR VIII LICENSE" means the license granted by GI to TKT in
               Section 3.1 below.

     2.12.     "FACTOR VIII LICENSE FEE" means the license fee set forth in
               Section 3.4 below.

     2.13.     "FDA" means the United States Food and Drug Administration.

     2.14. "GENE THERAPY FIELD" means the genetic modification of human somatic cells by the introduction of exogenous DNA or RNA into those somatic cells for the purpose of expressing protein in vivo for the treatment or prevention of disease or genetic defect.

     2.15. "GI TERRITORY" means the countries, territories and possessions listed in Schedule 2.15 to this Agreement.

     2.16. "GMP" means the then-current Good Manufacturing Practice regulations of the FDA as described in the United States Code of Federal Regulations or any successor regulations and any similar or equivalent regulations in the European Community or Japan.


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                                                                Page 5 of 37

     CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


     2.17. "IND" means an Investigational New Drug application or its equivalent for initiating clinical trials in the United States or any corresponding foreign application, registration, or certification.

     2.18. "LICENSED FIELD" means the specific area of the Gene Therapy Field involving treatment for hemophilia A by insertion of the Factor VIII Gene into human somatic cells by the following technologies: *************************************************
               *********************************************************** or
               *********. Licensed Field does not include the
               *****************************.

     2.19. "LICENSED RIGHTS" means the Factor VIII Gene, Factor VIII, the Licensed Patent Rights, the Licensed Technology, or any combination of the above.

     2.20.     "LICENSED PATENT RIGHTS" means the following patent rights:

                   Full-length Gene                          US 4,757,006

                   B-domain Deleted Gene                     US 4,868,112

               Licensed Patent Rights shall include any reissues, extensions (or other, governmental acts which effectively extend the period of exclusivity by the patent holder), substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, divisions or foreign applications and counterparts of or to the foregoing patent rights.

     2.21. "LICENSED TECHNOLOGY" means GI's information, data, trade secrets, processes, inventions, improvements and know-how related to the technology described in the Licensed Patents and any future information, patent rights, or know-how arising out of, and during the term of, the work undertaken by GI pursuant to this Agreement that relates solely, or is reasonably necessary, to the use of the Factor VIII Gene Therapy Products in the Licensed Field.

     2.22. "MILES RIGHTS" means the non-exclusive patent license from GI to Miles, Inc. in the agreement dated as of December 19, 1988.

      2.23. "NET SALES" means the aggregate United States dollar equivalent of gross revenues derived by or payable to a Party, its Affiliates and Sublicensees from or on account of the sale or distribution of Factor VIII Gene Therapy Products to third parties, less (a) reasonable credits or allowances, if any, actually granted on account of price adjustments, recalls, rejection or return of items previously sold, (b) excises, sales taxes, value added taxes, consumption taxes, duties or other taxes imposed upon and paid with respect to such sales (excluding income or franchise taxes of any kind) and (c) separately itemized insurance and transportation costs incurred in shipping Factor VIII Gene Therapy Products to such third parties. No deduction shall be made for any item of cost incurred by a Party, its Affiliates or Sublicensees in preparing, manufacturing, shipping or selling Factor VIII Gene Therapy Products except as permitted pursuant to clauses (a), (b) and (c) of the foregoing sentence. Net Sales shall not include any transfer between a Party and any of its Affiliates or Sublicensees for resale.

               If a Party or an Affiliate or Sublicensee sells Factor VIII Gene Therapy Products to a Distributor, the gross revenues derived by or payable to that Party or the applicable Affiliate or Sublicensee on account of such sale shall be the gross revenues received by the Party and/or the applicable Affiliate or Sublicensee from the sale of Factor VIII Gene Therapy Products to the Distributor. If a Party or an Affiliate or Sublicensee sells Factor VIII Gene Therapy Products to a Distributor, Net Sales shall be calculated from the gross revenues received by that Party and/or the applicable Affiliate or Sublicensee from the sale of Factor VIII Gene Therapy Products to the Distributor.

               In the event that a Party or any of its Affiliates or Sublicensees shall make any transfer of Factor VIII Gene Therapy Products to third parties for other than monetary value, such transfer shall be considered a sale hereunder for accounting and royalty purposes. Net Sales for any such transfers shall be determined on a country-by-country basis and shall be the average price of "arms length" sales by that Party, its Affiliates or Sublicensees in such country during the royalty reporting period in which such transfer occurs


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                                                                  Page 7 of 37

     CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


               or, if no such "arms length" sales occurred in such country during such period, during the last period in which such "arms length" sales occurred. If no "arms length" sales have occurred in a particular country, Net Sales for any such transfer in such country shall be the average price of "arms length" sales in all countries in the selling Party's assigned territory.

               Notwithstanding the foregoing, no transfer of Factor VIII Gene Therapy Products for testing, pre-clinical, clinical or developmental purposes or as samples shall be considered a sale hereunder for accounting and royalty purposes.

               In the event a Factor VIII Gene Therapy Product is incorporated into a service which is offered to end-users, in calculating Net Sales the monetary value of such service component shall be deducted from the price to the end-user for such product/service. For purposes of this Section, the monetary value of the service component shall be the cost to GI or TKT, as the case may be, in providing that service plus one hundred percent (100%) of such costs.

     2.24.     "PARTY" means GI or TKT; "PARTIES" means GI and TKT.

     2.25. "PLA" means a Product License Application or its equivalent in the United States or any corresponding foreign application, registration, or certification.

     2.26. "RESEARCH" means (a) development of non-viral DNA insertion technologies for the purpose of inserting the Factor VIII Gene into somatic cells; (b) research relating to insertion of the Factor VIII Gene into target cells; (c) verification of in vitro expression of the Factor VIII Gene by such target cells; (d) application of the TKT Rights to increase in vitro expression of the Factor VIII Gene by such target cells; (e) administration to non-human animals of the target cells into which the Factor VIII Gene has been transfected; and (f) evaluation of the safety and efficacy of the Factor VIII Gene's expression in non-human animal subjects.

     2.27.     ******************************* means the specific field that would have been part of the Licensed Field were it not for the exclusion set forth in Section 2.18 above, in which any ****************** containing


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     CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


               ***************************************************
               *********************************** the Factor VIII Gene and
               which are **************************************** is used for the purpose of ********** Factor VIII *******.

      2.28. "SUBLICENSEE" means a third party to whom a Party has granted a sublicense to develop, manufacture, use, distribute and/or sell the Factor VIII Gene Therapy Products.

      2.29.    "TKT TERRITORY" means the rest of the world outside the GI
               Territory.

      2.30. "TKT PATENT RIGHTS" means any and all patents and patent applications owned or licensed by TKT in which TKT has a licensable interest and which exists as of the date of this Agreement or which comes into existence during the term of this Agreement, which in TKT's reasonable and good faith judgement are necessary and desirable for GI and its Affiliates to perform under this Agreement.

               TKT Patent Rights shall include any reissues, extensions (or other governmental acts which effectively extend the period of exclusivity by the patent holder), substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, divisions or foreign counterparts of or to the foregoing patent rights.

      2.31. "TKT RIGHTS" means any of the TKT Patent Rights or the TKT Technology, or both.

      2.32. "TKT TECHNOLOGY" means TKT's information, data, trade secrets, processes, inventions, improvements and know-how related to the technology described in the TKT Patent Rights and any future information, patent rights, or know-how arising out of, and during the term of, the work undertaken by TKT pursuant to this Agreement that relates solely, or is reasonably necessary, to the use of the Factor VIII Gene Therapy Products in the Licensed Field.

      2.33. "TOOLE INTERFERENCE" means Capon et al. v. Kuo et al. v. Toole et al., Interference No. 102,331, which, if lost by GI, would result in the loss of the material


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                                                                 Page 9 of 37





               benefit of the claims in U.S. Patent No. 4,757,006 included in the Licensed Patent Rights.

3.   LICENSE FROM GI TO TKT.

     3.1. GRANT. Subject to the fulfillment of the terms and conditions of this Agreement, including without limitation (i) the preexisting Miles Rights and (ii) with respect to the full-length sequence to the Factor VIII Gene only, Section 3.2 below and a decision in GI's favor in the Toole Interference, GI grants to TKT:

               a.   a non-exclusive license under the Licensed Patent Rights;
                    and

               b.   a non-exclusive license to use the Licensed Technology,

               without any right to grant sublicenses (other than the right to contract with third parties to make Factor VIII Gene Therapy Products for distribution and sale by TKT (or its Distributors) under Sections 5.3 and 7.1 below and the right to sublicense Distributors under Section 8.3 below) and without any obligation to pay royalties (other than those obligations set forth in Section 3.3 below), for the sole and exclusive purposes, restricted to the Licensed Field, of (i) performing preclinical trials on, developing, making, having made and using Factor VIII Gene Therapy Products worldwide, (ii) performing clinical trials and obtaining regulatory approvals on, and distributing and selling Factor VIII Gene Therapy Products only in the TKT Territory and (iii) selling Factor VIII Gene Therapy Products to GI and its Affiliates and Sublicensees for marketing, distribution and sale in the GI Territory. The license granted pursuant to Section 3.1.a. shall continue in effect until the expiration of the last patent licensed to TKT hereunder. The license granted pursuant to Section 3.1.b. shall continue in effect for twelve (12) years from the date of first commercial sale of Factor VIII Gene Therapy Products within the TKT Territory; provided, however, TKT shall have a renewable right to extend such license for successive twelve (12) year terms on terms that are substantially the same as those contained in this Agreement, by delivery of written notice to GI.


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     CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.



     3.2. RIGHT TO SETTLE CLAIMED RIGHTS. GI's grant to TKT of the Factor VIII License in Section 3.1 above is subject to the prior rights, if any, asserted by Baxter Healthcare Corporation ("Baxter") to have been granted by GI to Baxter and its affiliates to make, use and sell Factor VIII gene therapy products which use the full-length sequence of the Factor VIII Gene (the "Claimed Rights"). If, in the sole opinion of GI's patent counsel, Baxter has asserted a colorable claim to the Claimed Rights, GI may settle such claim by conceding to Baxter that it and its affiliates have the right to make, use and sell Factor VIII gene therapy products which use the full-length sequence of the Factor VIII Gene. In the event of such settlement, the Licensed Patent Rights thereafter shall not include such Claimed Rights, to the extent such Claimed Rights are acknowledged, as part of such settlement, to have been granted to Baxter. Any such settlement by GI shall not give rise to a claim by TKT against GI for breach of this Agreement, including without limitation, any of the representations and warranties contained herein, or for any other cause of action.

      3.3. TKT RIGHTS LN GI TERRITORY. In the event that GI, its Affiliates or Sublicensees:

               a. have not filed, within eighteen (18) months of TKT having filed a PLA for a Factor VIII Gene Therapy Product with either *******, the ************************** or the
                    *********************************, a marketing
                    authorization application for a Factor VIII Gene Therapy Product with ******************* (for submission to the ****); or

               b. if approval is obtained in a country in the GI Territory, elect not to market and sell that Factor VIII Gene Therapy Product in that country; or

               c. if approval is obtained in a country in the GI Territory, fail to make a commercial sale of that Factor VIII Gene Therapy Product within six (6) months following final commercial approval in that country; or



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                                                                 Page 11 of 37

     CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


               d. if approval is obtained in a country in the GI Territory, fail to use commercially reasonable efforts to market that Factor VIII Gene Therapy Product in that country;

               then TKT shall have the right itself or through one or more Affiliates or Sublicensees to make, use and sell that Factor VIII Gene Therapy Product in that country (or, with respect to Subsection 3.3(a), above, in ***********************************
               ***) and the terms of the Factor VIII License shall be deemed to permit such manufacture and, notwithstanding Section 3.l(iii) above, the use and sale of such Factor VIII Gene Therapy Product by TKT (and such Affiliates and Sublicensees) in that country. TKT shall pay to GI **************** of Net Sales of Factor VIII Gene Therapy Products sold by TKT or its Affiliate or Sublicensee in such country. In those countries where another licensee has been given rights to the same Licensed Field as TKT, TKT's obligations to pay royalties to GI under this Section 3.3 shall be *************************** of Net Sales. Royalties which have accrued in any calendar quarter shall be payable within sixty (60) days of the end of such calendar quarter. Royalties shall be payable by wire transfer of good and immediately available funds to a bank and account, as specified in writing by GI, or by bank check or by any other means agreed upon by the Parties. Each royalty payment shall be accompanied by a report for the applicable calendar quarter setting forth, in reasonable detail, the Factor VIII Gene Therapy Products sold and the Net Sales value thereof.

      3.4.     FACTOR VIII LICENSE FEE.

               a. PAYMENT. In consideration of the Factor VIII License, TKT will pay to GI a Factor VIII License Fee in the amount of **************************************, payable within ten
                    (10) days of the Effective Date, by wire transfer of good and immediately available funds to a bank and account, as specified in writing by GI, or by bank check or by any other means agreed upon by the Parties.

               b. REFUND. GI will refund to TKT the Factor VIII License Fee upon achievement by TKT of Milestone I as set forth on
                    Schedule 13.2. This refund shall
                    be paid by GI to TKT, without interest, by wire transfer of good and immediately available funds to a bank and bank account, as specified in writing by TKT, or by bank check or by any other means agreed upon by the Parties, when due. In the event TKT fails to achieve Milestone I as set forth on
                    Schedule 13.2, the Factor VIII Licensee Fee shall become non-refundable.

      3.5. REPRESENTATIONS AND WARRANTIES. GI hereby represents and warrants to TKT that without special inquiry (a) it has title to, and the right to license under this Agreement, the Licensed Patent Rights; (b) the Licensed Patent Rights have not been invalidated;
               (c) no legal proceedings are pending, except for the Toole Interference, which could result in the loss of the material benefit of the claims in U.S. Patent No. 4,757,006 included in such Licensed Patent Rights; and (d) it is not aware of any other facts (other than those asserted in the Toole Interference) that would result in the loss or invalidation of the claims contained in either of the U.S. patents included in such Licensed Patent Rights (it being understood that such factual determination involves difficult matters of law as applied to any facts and that therefore the results may not be capable of accurate prediction).

4.   GRANTS OF RIGHTS FROM TKT TO GI.

      4.1. GRANT OF TKT RIGHTS. Subject to the terms and conditions of this Agreement, TKT grants to GI and its Affiliates:

               a. a non-exclusive, royalty-free license under the TKT Patent Rights; and

               b.   a non-exclusive, royalty-free license to use the TKT
                    Technology,

               including the right to grant sublicenses to such third parties as are approved by TKT (such approval not to be unreasonably withheld or delayed), for the sole and exclusive purpose, restricted to the Licensed Field, of performing clinical trials and obtaining regulatory approvals on, and distributing and selling Factor VIII Gene Therapy Products in the GI Territory.



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                                                                 Page 13 of 37



               Pursuant to Section 7.1, GI has certain rights to manufacture Factor VIII Gene Therapy Products. GI also may be required to supplement TKT's Research with its own research in order to satisfy the regulatory requirements of certain countries in the GI Territory. Therefore, in addition to the licenses granted in subsections (a) and (b) of this Section, TKT grants to GI and its
               Affiliates:

               c. a non-exclusive, royalty-free license under the TKT Patent Rights; and

               d. a non-exclusive, royalty-free license to use the TKT Technology, including the right to grant sublicenses to such third parties as are approved by TKT (such approval not to be unreasonably withheld or delayed), for the sole and exclusive purpose of developing, making, using, performing pre-clinical and clinical trials and obtaining regulatory approvals on, Factor VIII Gene Therapy Products worldwide, to the extent such rights are necessary for GI, its Affiliates or Sublicensees to exercise such rights to manufacture Factor VIII Gene Therapy Products or to satisfy such research or regulatory requirements.

               The licenses granted pursuant to Sections 4.1.a. and 4.1.c. shall continue in effect until the expiration of the last patent licensed to GI hereunder. The licenses granted pursuant to Sections 4.1.b. and 4.1.d. shall continue in effect for twelve
               (12) years from the date of first commercial sale of Factor VIII Gene Therapy Products outside the TKT Territory; provided, however, GI shall have a renewable right to extend such licenses for successive twelve (12) year terms on terms that are substantially the same as those contained in this Agreement, by delivery of written notice to TKT.

4.2. TKT AGREEMENTS WITH THIRD PARTIES.

               a. AGREEMENTS. To the extent that any TKT Rights licensed to GI under this Agreement are licensed to TKT by a third party, a copy of the third party agreement granting those rights will be delivered to GI. With GI's prior written consent, the sublicense from TKT to GI then will be subject to the terms, restrictions and obligations of the third party agreement. In such case, GI will be bound by and perform all of the obligations, terms and conditions applicable to a sublicensee under the third party agreement.

          b. THIRD PARTY ROYALTIES. In the event GI accepts a sublicense under Section 4.2(a) above to TKT Rights which are licensed by TKT from a third party, GI will pay directly or reimburse TKT for any royalties due to such third party under the terms of the applicable license agreement which arise from the sales of Factor VIII Gene Therapy Products in the GI Territory, which sales, but for that license, would infringe such third party's rights. GI and TKT will agree on royalty reporting and payments provisions for this purpose at the time the Parties enter into supply agreement for any such products. In no event shall the royalty rate payable by GI exceed the royalty rate payable by TKT in the TKT Territory for such rights.

5.   PRODUCT DEVELOPMENT AND CLINICAL SUPPLY.

     5.1. OBLIGATIONS OF GI. GI agrees to use commercially reasonable efforts, consistent with prudent business practice, to:

          a. supply TKT with sufficient quantities of the Factor VIII Gene and to disclose to TKT, on an on-going basis, in writing, all pertinent scientific data in GI's possession, as is necessary for TKT to perform its responsibilities hereunder; and

          b. upon TKT's request, provide, at GI's own expense, collaborative assistance on the optimization of Factor VIII Gene insertion and expression, with the scope and level of GI's assistance subject to prior agreement by the Parties.

     5.2. OBLIGATIONS OF TKT. TKT agrees, at its own expense, to use commercially reasonable efforts, consistent with prudent business practice, to:

          a. research and develop Factor VIII Gene Therapy Products which the Parties believe will be suitable for obtaining regulatory approval to

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               develop, use, distribute and sell the Factor VIII Gene Therapy
               Products;

          b. subject to Section 5.3, supply itself or through a third party all Factor VIII Gene Therapy Products reasonably required by GI for use in its research, pre-clinical and clinical activities hereunder;

          c. subject to Section 5.3, prepare, file, and diligently prosecute by itself or through a third party all governmental applications necessary to obtain approvals of manufacturing and quality control processes for manufacture of each Factor VIII Gene Therapy Product for use in clinical trials; and

          d. disclose to GI, on an on-going basis, in writing, all material laboratory, animal, pre-clinical, manufacturing and other scientific data in TKT's possession relating to the Research and the manufacture of each of the Factor VIII Gene Therapy Products for pre-clinical and clinical trials, which is necessary to support GI's rights and obligations under this Agreement.

          Except as otherwise provided in the clinical supply agreement, GI's sole and exclusive remedy for TKT's failure to meet its obligations under Subsection 5.2(b) and (c) is for GI, its Affiliates and Sublicensees to manufacture and/or have manufactured their clinical and commercial requirements for Factor VIII Gene Therapy Products for sale in the GI Territory.

          Upon execution, the terms and conditions of the clinical supply agreement will supersede the terms and conditions of Subsections 5.2(b) and (c).

     5.3. CLINICAL SUPPLY. TKT shall have the right and obligation to supply GI, its Affiliates and Sublicensees with one hundred percent (100%) of their requirements of each Factor VIII Gene Therapy Product. Factor VIII Gene Therapy Products supplied by TKT for preclinical and clinical purposes pursuant to the foregoing right shall be supplied at TKT's Direct Manufacturing Cost, F.O.B. TKT's manufacturing plant, subject to reasonable and customary GI audit rights.
          **************************************************


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          *******************************************************************
          ************************************************, the Parties shall negotiate and enter into a clinical supply agreement (the "Clinical Supply Agreement") with respect to such Factor VIII Gene Therapy Product. The Clinical Supply Agreement shall provide that such product shall be manufactured in accordance with GMP and that the product and manufacturing process specifications shall meet such other mutually agreed upon written specifications which are necessary to comply with the applicable requirements of the FDA, the CPMP and the Canadian Health Protection Bureau for clinical testing and for use in Core Clinical Trials for ultimate product approval. In addition, the Clinical Supply Agreement shall, at a minimum, contain terms regarding quarterly twelve-month rolling forecast procedures, order and delivery times, minimum and maximum quantities, warranties, indemnities for product liability, guaranteed supply, termination conditions, conditions under which GI or its Affiliates or Sublicensees may manufacture, equitable allocation of shortages of supply, and other usual and customary terms. The Clinical Supply Agreement also shall contain a commitment as to the timing and plans for the scale-up and development of commercial manufacturing capacity which is sufficient to meet the supply requirements anticipated under Section 7.1.

          In addition, the Clinical Supply Agreement shall provide that in the event TKT is unable to manufacture a Factor VIII Gene Therapy Product to meet GI's (and its Affiliates' and Sublicensees') good faith forecasted clinical supply requirements, TKT shall promptly notify GI. GI shall have the right to give **************** notice of its intent to manufacture. During this *************** period, TKT shall provide GI with a plan to meet GI's requirements in as timely a manner as possible. Should these plans still not meet ***************************** of GI's forecasted clinical supply requirements over a ******** period, GI shall have the right to put in place manufacturing capacity, internally or through its Affiliates, Sublicensees or third parties, ********************************* of its ************************************************************
          *****************************************************; provided, however, TKT shall have the right to approve GI's selection of third party contract manufacturers, which approval shall not be unreasonably withheld or

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          delayed. Should such clinical supply capacity be put in place by GI, its Affiliates, Sublicensees or third parties, GI or its Affiliates, Sublicensees or third parties shall then have the right to manufacture, or to have manufactured, for ongoing commercial supply,
          (a) the production level put into place by GI, its Affiliates, Sublicensees or third parties to meet ************************* of their ********************************** in any given year of the clinical trials or (b) if triggered under Section 7.1 below, any higher production level specified thereunder.

          In the event that the Parties have not entered into the Clinical Supply Agreement with respect to a Factor VIII Gene Therapy Product ***************************** to the scheduled completion of Milestone **** on Schedule 13.2, senior executives of both Parties shall meet promptly following a notice from either Party in order to discuss and resolve, within sixty (60) days, the outstanding issues facing the Parties. If the Parties fail to reach agreement during this sixty (60) day period, the senior executive representatives of both Parties shall meet promptly with a mediator acceptable to both Parties in order to continue to discuss and resolve, within thirty (30) additional days, the outstanding issues facing the Parties. The costs of such mediation will be borne equally by the Parties. If the Parties, with the assistance of the mediator, fail to reach agreement during this additional thirty (30) day period, the Parties shall enter into binding arbitration with respect to the outstanding issues facing the Parties, in accordance with the arbitration provisions set forth in
          Schedule 5.3 of this Agreement.

6.   COLLABORATION IN CLINICAL TRIALS AND REGULATORY REGISTRATION.

     6.1. CO-MANAGEMENT. TKT and GI will co-manage the clinical development and regulatory registration of the Factor VIII Gene Therapy Products worldwide. GI shall have primary responsibility for clinical development and registration activities in the GI Territory; TKT shall have primary responsibility for such activities in the TKT Territory. Each Party will advise the other of its clinical development and regulatory registration plans on a timely basis, with the intention, but not the obligation, of soliciting the

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          other Party's comments on such plans prior to taking significant actions to effectuate such plans.

     6.2. PRODUCT COORDINATION COMMITTEE. No later than ********************
          ******************************************************************
          *******************************, the Parties shall form a Product
          Coordination Committee (or "PCC") for each Factor VIII Gene Therapy Product. The goal of the PCC is to facilitate communication and cooperation between the Parties in their clinical and regulatory activities. The PCC shall consist of four (4) coordinators, two (2) of which shall be designated by GI and two (2) of which shall be designated by TKT. Communications between the Parties with respect to the clinical development and regulatory registration of a Factor VIII Gene Therapy Product shall be directed to each Party's respective coordinators. Each Party will notify the other in writing of the individuals it appoints as its coordinators for a Factor VIII Gene Therapy Product and may replace its coordinators at any time by giving written notice to the other Party. The PCC will meet at least once per calendar quarter to review the progress of the Parties with respect to its Factor VIII Gene Therapy Product.

     6.3. PCC SERVES IN ADVISORY CAPACITY ONLY. The PCC will serve in an advisory capacity only. TKT will retain the final authority to make an clinical and regulatory decisions, in its own discretion, for clinical trials conducted, and regulatory registrations sought, in the TKT Territory; GI will retain the final authority to make all such decisions in the GI Territory.

     6.4. CLINICAL DATA AND REGULATORY FILINGS. With respect to each Factor VIII Gene Therapy Product, each Party shall make available to the other all of its clinical data and regulatory filings free of charge. The Parties shall discuss and coordinate the further exchange of information and data as is necessary to obtain and maintain regulatory approval of the Factor VIII Gene Therapy Products. Each Party shall have a royalty-free, non-exclusive license, with the right to sublicense to third parties upon the consent of the other Party, which consent shall not be unreasonably withheld or delayed, to use an of the data and information furnished under this Section for the sole and exclusive purposes of conducting clinical

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          testing and obtaining or maintaining regulatory approval of the relevant Factor VIII Gene Therapy Product, in the TKT Territory in the case of TKT, and in the GI Territory in the case of GI. Each Party agrees, to the extent practical, to provide the other Party with the timely opportunity to review and comment on an regulatory filings and material correspondence with regulatory agencies. Each Party shall have the right to attend meetings the other Party has with regulatory authorities which relate to the Factor VIII Gene Therapy Products.

     6.5. COSTS. TKT and GI will agree upon budgets for, and will share
          ***************************************************************
          **************************), the costs of, the Core Clinical Trials and the initial regulatory registration of the Factor VIII Gene Therapy Products in the United States, Canada and the European Community. Each Party shall have the right to audit the other Party's costs for the Core Clinical Trials. The Parties will separately bear the costs of any Phase IV, post-marketing and other clinical trials and any subsequent regulatory registration activities resulting therefrom. The costs of clinical trials and regulatory registrations in any country other than the United States, Canada and - European Community countries shall be borne by the Party with distribution rights in that country, as provided for in Sections 8.1 and 8.2 below.

7.   COMMERCIAL MANUFACTURE AND SUPPLY.

     7.1. COMMERCIAL SUPPLY AGREEMENT. The Parties shall negotiate and enter a separate commercial supply agreement for each Factor VIII Gene Therapy Product within ***************************************************
          *************. Pursuant to this commercial supply agreement, TKT shall use commercially reasonable best efforts, consistent with prudent business practice, to (a) develop, at its own expense, the capability to manufacture sufficient quantities of the Factor VIII Gene Therapy Products to meet the commercial requirements of the Parties under this Agreement, (b) prepare, file, and diligently prosecute all governmental applications necessary to obtain approvals of its manufacturing and quality control processes for commercial sale of the Factor VIII Gene Therapy Products, and (c) supply GI and its Affiliates

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          and Sublicensees with *********************************************
          *******************************************************************
          ******************************************* at the price set forth in
          Section 7.2, below. In addition, each supply agreement shall, at a minimum, contain terms regarding quarterly twelve-month rolling forecast procedures, order and delivery times, minimum and maximum quantities, warranties, indemnities for product liability, estimated payments and reconciliations, guaranteed supply, termination conditions, conditions under which GI or its Affiliates or Sublicensees may manufacture, equitable avocation of shortages of supply, and other usual and customary terms. In particular, in the event TKT is unable to manufacture a Factor VIII Gene Therapy Product to meet GI's (and its Affiliates' and Sublicensees') good faith forecasted requirements, TKT shall promptly notify GI. *********
          ********************************************************************
          ********************************************************************
          ********************************************************************
          ********************************************************************
          *******************************************************************
          *****************************************************************
          *****************************************************************
          ****************************************************************
          *****************************************************************
          ****************************************** provided, however, TKT shall have the right to approve GI's
          ***********************************************, which approval shall not be unreasonably withheld or delayed. Should ************************************ its Affiliates, Sublicensees or a
          third party, GI or its Affiliates or Sublicensees shall then have ***
          *****************************************************************
          ***********************************************************
          *****************************************************************
          ************************************************************
          *********************************************
          Factor VIII Gene Therapy Products for the ***********************
          ***************************************************************
          *******************************************************, regardless of TKT's then-current or future ability to ************************. In addition, GI always shall have the right to **********************
          ********************************************************************
          ********************************************** results in a continuing

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          **************************************************************
          ****************.

     7.2. PRICING. The commercial supply agreement shall include provisions which incorporate the following pricing principles.
          *****************************************
          *************************************************
          *****************************************************
          ************************; provided that this price shall be adjusted if it does not provide TKT with at
          *************************************************
          ************************************************************* on
          sales of Factor VIII Gene Therapy Products by TKT to GI, its Affiliates or Sublicensees. This adjustment shall increase the applicable supply price to a new supply price which provides TKT
          **************************************************************
          **************************************************
          ***************************************************
          **************************************************
          ******************************************************
          *******************************, then the supply price shall be adjusted to a level which provides the same percentage margin to both parties. Upon expiration of the Licensed Patent Rights (insofar as the Licensed Patent Rights relate to the Licensed Field), the Parties will renegotiate in good faith the foregoing pricing principles and the pricing provisions of the commercial supply agreement to appropriately reflect such expiration.

     7.3. DISPUTE RESOLUTION. In the event that the Parties (a) have not entered into a commercial supply agreement with respect to a Factor VIII Gene Therapy Products within one (1) year after initiation of Milestone II, or (b) are deadlocked with respect to expiration of the Licensed Patent Rights or the renegotiation of the pricing provisions of the commercial supply agreement, as set forth in the last sentence of
          Section 7.2 above, senior executives of both Parties shall meet promptly following a notice from either Party in order to discuss and resolve, within sixty (60) days, the outstanding issues facing the Parties. If the Parties fail to reach agreement during this sixty (60) day period, the senior executive representatives of both Parties shall meet promptly with a mediator acceptable to both Parties in order to continue to discuss and resolve, within thirty (30) additional days, the outstanding issues facing the Parties. The costs of such mediation will be borne equally by the Parties. If the Parties, with the assistance of the mediator, fail to reach agreement during this additional thirty (30) day period, the Parties shall enter into binding arbitration with respect to the outstanding issues facing the Parties, in accordance with the arbitration provisions set forth in
          Schedule 5.3 of this Agreement.

8.   MARKETING AND DISTRIBUTION.

     8.1. TKT TO MARKET AND DISTRIBUTE IN TKT TERRITORY. TKT, its Affiliates and Sublicensees will have the exclusive right to market and distribute the Factor VIII Gene Therapy Products in the TKT Territory. GI shall not enter into any agreements with third parties which would prevent TKT from exercising its rights under this Section 8.1.

     8.2. GI TO MARKET AND DISTRIBUTE IN GI TERRITORY. Subject to the terms and conditions of this Agreement, GI, its Affiliates and Sublicensees will have the exclusive right to market and distribute the Factor VIII Gene Therapy Products in the GI Territory. TKT shall not enter into any agreements with third parties (including, without limitation, in-license agreements with third parties, as described in Section 4.2(a) above) which would prevent GI from exercising its rights under this Section 8.2.

     8.3. SUBLICENSING AND DISTRIBUTION RIGHTS. Each Party will have the right to sublicense to an Affiliate or to a Distributor, whether wholly or through a co-marketing or co-promotion arrangement, its marketing and/or distribution rights under this Agreement; provided, however, the Party intending to sublicense its marketing and/or distribution rights shall first notify the other Party in writing of such intention, and other Party shall have a right of first refusal, exercisable within sixty (60) days of receipt of such written notice, to negotiate for such marketing and/or distribution rights. In the event the Parties do not execute a final agreement with respect to such rights within ninety (90) days of exercise of the right of first refusal, then the Party intending to sublicense its rights shall have the right to negotiate with a third party with respect to such rights; provided,

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          however, before entering into an agreement with a third party on terms more favorable than those offered to the other Party, the Party intending to sublicense its rights will inform the other Party of the terms of such proposed agreement and shall allow the other Party a period of sixty (60) days in which to elect whether to acquire such rights under such terms as are offered to the third party. This
          Section shall not be read to limit GI's right to grant sublicenses under Sections 4.1, 9.3(d)(ii) and 9.4 of this Agreement.

     8.4. COMMERCIALLY REASONABLE EFFORTS. Each Party agrees to use commercially reasonable best efforts, consistent with prudent business practice, to diligently market, promote, and detail Factor VIII Gene Therapy Products in the GI Territory, in the case of GI, and Factor VIII Gene Therapy Products in the TKT Territory, in the case of TKT, on a commercial basis after receipt of the necessary approvals for marketing by applicable government regulatory agencies.

     8.5. GI MARKETING OF COMPETITIVE PRODUCT. In the event GI elects to file a PLA for a gene therapy product competitive with a Factor VIII Gene Therapy Product in any country, GI will provide TKT on an annual basis with a detailed plan outlining the promotion programs and detailing effort GI will devote to the Factor VIII Gene Therapy Product in that country. TKT shall have the right to propose modifications to the promotion program and detailing effort for GI to retain its exclusive right to market in that county for the following year. Should GI not agree to those modifications, TKT shall have the right to select itself or a third party as a co-exclusive distributor of the Factor VIII Gene Therapy Products with GI in that country, provided that TKT or the third party agrees to provide at least as great a promotional and detailing effort as requested by TKT and rejected by GI.
          *************************************************
          ****************************************************
          *******************************************************
          *************************************************.

     8.6. GI LICENSES THIRD PARTY. In the event GI licenses the Licensed Rights to a third party within the Licensed Field (other than an Affiliate or third party Distributor, as permitted under Section 8.3 above),

          TKT shall have the right to select itself or a third party as a co-exclusive distributor of the Factor VIII Gene Therapy Products with GI in the GI Territory.

9.   INTELLECTUAL PROPERTY RIGHTS.

     9.1. LICENSED RIGHTS. GI has developed the Licensed Rights over a substantial period of time at substantial expense, and the Licensed Rights are of great importance to GI's business. TKT acknowledges that GI is and shall at all times remain the owner of the Licensed Rights.

     9.2. TKT RIGHTS. TKT has developed the TKT Rights over a substantial period of time at substantial expense, and the TKT Rights are of great importance to TKT's business. GI acknowledges that TKT is and shall at all times remain the owner of the TKT Rights.

     9.3. DEVELOPMENTS.

          a. OWNERSHIP. Each Party shall own for itself all Developments conceived, discovered, invented, developed, created, made or reduced to practice solely by that Party, and each Party shall have the right to decide whether to seek or continue to seek or maintain patent protection thereon. The Parties shall jointly own all Developments conceived, discovered, invented, developed, created, made or reduced to practice by representatives of both Parties. Each Party shall be free to exploit its half-interest in the jointly-developed Developments throughout the world without the consent of the other Party.

          b. FILING AND MAINTENANCE OF PATENTS ON JOINT DEVELOPMENTS. TKT shall have the right and responsibility to decide whether or not to seek or continue to seek or maintain patent protection on jointly-developed Developments in any country in the world, and shall have the right (jointly in its and GI's names) to-file for, procure, and maintain patents on any such joint Developments in any country in the world, with the expenses being borne by TKT. If TKT elects not to seek or continue to seek or maintain patent protection on any joint Developments in any country in the world, GI shall have the right (jointly in its and

               TKT's names) to file, procure and maintain in such countries patents on such joint Developments, with the expenses being borne by GI. TKT agrees to advise GI of all decisions taken under this Subsection in a timely manner, in order to allow GI to protect the Parties' interests in the joint Developments.

          c. PATENT COOPERATION. Each Party shall provide the other Party with copies of all substantive communications from all patent offices regarding applications or patents on any joint Developments promptly after the receipt thereof. Each Party shall provide the other Party with copies of all proposed substantive communications to such patent offices regarding applications or patents on any such joint Developments in sufficient time before the due date in order to enable the other Party an opportunity to comment on the content thereof. Each Party shall make available to the other Party or its authorized attorneys, agents, or representatives, such of its employees whom the other Party in its reasonable judgment deems necessary in order to assist it in obtaining patent protection for the joint Developments. Each Party shall sign or use its best efforts to have signed all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents at no cost to the other Party.

          d.   CROSS LICENSE OF RIGHTS TO SOLELY-DEVELOPED DEVELOPMENTS.

               i. GI TO TKT. GI grants to TKT a worldwide, non-exclusive, royalty-free perpetual right and license, with the right to grant sublicenses, to GI's interests in GI's solely-developed Developments, for the purposes set forth in
                    Section 3.1 above.

               ii. TKT TO GI. TKT grants to GI and its Affiliates a worldwide, non-exclusive, perpetual right and license, with the right to grant sublicenses to such third parties as are approved by TKT (such approval not to be unreasonably withheld or delayed), to TKT's interests in TKT's solely-developed

                    Developments, for the purposes set forth in Section 4.1 above.

     9.4. MANUFACTURING RIGHTS. Pursuant to Section 7.1, GI has certain rights to manufacture Factor VIII Gene Therapy Products. Therefore, in addition to the license granted in Subsections 9.3(d)(ii) above, TKT grants to GI and its Affiliates an non-exclusive, worldwide, royalty-free, perpetual right and license, with the right to grant sublicenses, to TKT's solely-developed Developments, solely for the purposes of developing, making, using, performing pre-clinical and clinical trials and obtaining regulatory approvals on, Factor VIII Gene Therapy Products worldwide, to the extent such rights are necessary for GI, its Affiliates or Sublicensees to exercise such rights to manufacture Factor VIII Gene Therapy Products.

10.  INFRINGEMENT.

     10.1. INFRINGEMENT OF TKT RIGHTS.

          a. Each Party shall promptly report in writing to the other Party during the term of this Agreement any (i) known infringement or suspected infringement of any of the TKT Rights, or (ii) unauthorized use or misappropriation of any of the TKT Rights by a third party of which it becomes aware, and promptly shall provide the other Party with all available evidence supporting said infringement, suspected infringement, or unauthorized use or misappropriation.

          b. TKT shall have the exclusive right and the obligation to elect whether or not to initiate an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any of or of using without proper authorization all or any portion of such TKT Rights. Such election shall be made by TKT in writing no later than ninety
               (90) days following written notice to TKT by GI of infringement pursuant to Subsection (a) above. TKT shall give GI sufficient advance notice of its intent to file said suit and the reasons therefor, and shall provide GI with an opportunity to make suggestions and comments regarding such suit. TKT shall keep GI promptly informed, and shall from time-to-time consult with GI regarding the status of any such suit and shall provide GI with copies of all documents filed in, and all written communications relating to, such suit.

          c. TKT shall have the sole and exclusive right to select counsel for any suit referred to in Subsection (b) above and shall, except as provided below, pay all expenses of the suit, including without limitation attorneys' fees and court costs. TKT and/or its Affiliates (except as provided below) shall be entitled to retain any damages, royalties, settlement fees, or other consideration for infringement resulting therefrom. If necessary, GI shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. GI shall offer reasonable assistance to TKT in connection therewith at no charge to TKT except for reimbursement of reasonable out-of-pocket expenses incurred rendering such assistance. GI shall have the right to participate and be represented in any such suit by its own counsel at its own expense. TKT shall not settle any such suit involving rights of GI without obtaining the prior written consent of GI, which consent shall be promptly given and shall not be unreasonably withheld.

          d. TKT's rights and obligations under this Section may be assigned by TKT to a Sublicensee, however, such assignment shall not relieve TKT of its obligations to GI under this Section.

     10.2. INFRINGEMENT OF THE LICENSED RIGHTS.

          a. Each Party shall promptly report in writing to the other Party during the term of this Agreement any (i) known infringement or suspected infringement of any of the Licensed Rights, or (ii) unauthorized use or misappropriation of any Licensed Rights by a third party of which it becomes aware, and promptly shall provide the other Party with an available evidence supporting said infringement, suspected infringement, or unauthorized use or misappropriation.

          b. GI shall have the exclusive right and the obligation to elect whether or not to initiate an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any of such Licensed Rights, or of using without proper authorization all or any portion of the Licensed Rights. Such election shall be made by GI in writing no later than ninety (90) days following written notice to GI by TKT of infringement pursuant to Subsection (a) above. GI shall give TKT sufficient advance notice of its intent to file said suit and the reasons therefor, and shall provide TKT with an opportunity to make suggestions and comments regarding such suit. GI shall keep TKT promptly informed, and shall from time-to-time consult with TKT regarding the status of any such suit and shall provide TKT with copies of all documents filed in, and all written communications relating to, such suit.

          c. GI shall have the sole and exclusive right to select counsel for any suit referred to in Subsection (b) above and shall, except as provided below, pay an expenses of the suit, including without limitation attorneys' fees and court costs. GI and/or its Affiliates (except as provided below) shall be entitled to retain any damages, royalties, settlement fees, or other consideration for infringement resulting therefrom. If necessary, TKT shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. TKT shall offer reasonable assistance to GI in connection therewith at no charge to GI except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. TKT shall have the right to participate and be represented in any such suit by its own counsel at its own expense. GI shall not settle any such suit involving rights of TKT without obtaining the prior written consent of TKT, which consent shall be promptly given and shall not be unreasonably withheld.

          d. GI's rights and obligations under this Section may be assigned by GI to an Affiliate or a Sublicensee, however, such assignment shall not relieve GI of its obligations to TKT under this Section.

     10.3. CLAIMED INFRINGEMENT.

          a. In the event that a third party at any time provides written notice of a claim to, or brings an action, suit, or proceeding against, either Party or any of their respective Affiliates or Sublicensees, claiming infringement of its patent rights or unauthorized use or misappropriation of its know-how, based upon an assertion or claim arising out of the development, use, manufacture, distribution, or sale of a Factor VIII Gene Therapy Product, such Party shall promptly notify the other Party of the claim or the commencement of such action, suit, or proceeding, enclosing a copy of the claim and/or an papers served. Each party agrees to make available to the other party its advice and counsel regarding the technical merits of any such claim at no cost to the other party.

          b. THE FOREGOING STATES THE ENTIRE RESPONSIBILITY OF THE PARTIES IN THE CASE OF ANY CLAIMED INFRINGEMENT OR VIOLATION OF ANY THIRD PARTY'S RIGHTS OR UNAUTHORIZED USE OR MISAPPROPRIATION OF ANY THIRD PARTY'S KNOW-HOW.

11.  CONFIDENTIAL INFORMATION.

     11.1. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Each Party shall not directly or indirectly publish, disseminate or otherwise disclose, deliver or make available to any person outside its organization any of the other Party's Confidential Information. Each Party may disclose the other Party's Confidential Information to persons within its organization and to its Affiliates and Sublicensees who/which have a need to receive such Confidential Information in order to further the purposes of this Agreement and who/which are bound to protect the confidentiality of such Confidential Information, as set forth in Section 11.5 below. Each Party may disclose the other Party's Confidential Information to a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the other Party.

     11.2. GI TO DESIGNATE PERSONNEL TO RECEIVE CONFIDENTIAL INFORMATION. GI will designate a project manager or managers to supervise GI's responsibilities under this Agreement with respect to each Factor VIII Gene Therapy Product. Unless permitted by TKT, these project managers will not have responsibilities for the development, by GI alone or with third parties, of any product in the Gene Therapy Field which uses a Factor VIII gene. GI will use commercially reasonable efforts, consistent with reasonable business practices, to prevent disclosure of TKT's Confidential Information by these project managers to other GI personnel who have responsibilities for the research or clinical development of any product in the Gene Therapy Field. Notwithstanding the foregoing, these project managers may disclose TKT's Confidential Information to senior management at GI who may have access to information regarding other products in the Gene Therapy Field. TKT will, to the extent practical, use commercially reasonable efforts, consistent with reasonable business practices, (a) to label or identify as "TKT CONFIDENTIAL INFORMATION", at the time of disclosure, all such information which is disclosed in writing or other tangible form and (b) reduce to writing or other tangible form and similarly label, within thirty (30) days of disclosure, all such information which is disclosed verbally.

      11.3. USE OF CONFIDENTIAL INFORMATION. Each Party shall use the other party's Confidential Information solely for the purposes contemplated in this Agreement or for such other purposes as may be agreed upon by the Parties in writing.

      11.4. PHYSICAL PROTECTION OF CONFIDENTIAL INFORMATION. The Parties shall exercise all commercially reasonable precautions to physically protect the integrity and confidentiality of the other Party's Confidential Information.

      11.5. AGREEMENTS WITH PERSONNEL AND THIRD PARTIES. The Parties have or shall obtain agreements with all personnel and third parties who will have access to the other Party's Confidential Information which impose comparable confidentiality obligations as are set forth in this Agreement on such personnel and third parties.

12.            PRODUCT LIABILITY INDEMNIFICATION.

      12.1. TKT agrees to defend GI and its Affiliates and Sublicensees, their agents, directors, officers, employees, and licensors of rights to a product (the "Indemnitees") (other than in settlement of a claim of infringement, as described in Sections 10.1 and
               10.2 of this Agreement), at TKT's cost and expense, and will indemnify and hold harmless the Indemnitees from and against any and all liabilities, losses, costs, damages, fees, or expenses claimed by or paid to a third party attributable to injury to persons or damage to property ("Losses") arising out of or in connection with the making, using, development, testing, registration, distribution, and/or sale of any product in the TKT Territory by TKT, it's Affiliates, or permitted sublicensees (other than GI); provided that such Losses do not arise out of the gross negligence or willful misconduct of GI.

      12.2. GI agrees to defend TKT and its Affiliates and permitted sublicensees, their agents, directors, officers, employees, and licensors of rights to a product (other than in settlement of a claim of infringement, as described in Sections 10.1 and 10.2 of this Agreement), at GI's cost and expense, and will indemnify and hold harmless TKT and its Affiliates and permitted sublicensees, their agents, directors, officers, employees, and licensors of rights to a product (other than in settlement of a claim of infringement) from and against any and all liabilities, losses, costs, damages, fees, or expenses claimed by or paid to a third party attributable to injury to persons or damage to property ("Losses") arising out of or in connection with the making, using, development, testing, registration, distribution, and/or sale of any product in the GI Territory by GI, its Affiliates, or Sublicensees (other than EKE); provided that such Losses do not arise out of (i) the gross negligence or willful misconduct of TKT or (ii) the breach of any GMP or product specification requirements by TKT in connection with the supply of any clinical or commercial products pursuant to Sections 5.3 and 7.1, for which GI, its Affiliates or Sublicensees will be indemnified by TKT under the clinical and commercial supply agreements.

      12.3. In the event of any such claim against a Party or its Affiliates or sublicensees or any of their agents, directors, officers, employees, or licensors of rights to a product (other than in settlement of a claim of infringement, as described in Sections
               10.1 and 10.2 of this Agreement), the indemnified Party shall promptly notify the indemnifying Party in writing of the claim and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement. The indemnified Party shall cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding. The indemnifying Party shall not be liable for any settlements, litigation costs, or expenses incurred by the indemnified Party without the indemnifying Party's written consent, such consent to be promptly given and not unreasonably withheld.

13.            TERM AND TERMINATION.

      13.1. TERM. This Agreement shall remain in effect until terminated in accordance with the provisions of this Section 13 or until the last to expire of any of the licenses granted pursuant to this Agreement.

      13.2. TERMINATION FOR BREACH. Each Party shall be entitled to terminate this Agreement and the licenses granted hereunder to the other Party by written notice to the other Party in the event that the other Party shall be in default of any of its material obligations hereunder (including, without limitation, TKT's failure to satisfy the Conditions or meet the Milestones listed in Schedule 13.2 attached to this Agreement), and shall fail to remedy any such default within sixty (60) days after notice thereof by the non-breaching Party. Any such notice shall specifically state that the non-breaching Party intends to terminate this Agreement in the event that the breaching Party shall fail to remedy the default. Upon any termination of this Agreement pursuant to this Section 13.2, neither Party shall be relieved of any obligations incurred prior to such termination.

      13.3. DISPOSITION OF FACTOR VIII GENE THERAPY PRODUCTS. Upon any termination of this Agreement or a license pursuant to Section
               13.2 hereof, the terminated party shall, within thirty (30) days of the effective date of such termination, notify the other Party in writing of the amount of Factor VIII Gene Therapy Products which the terminated Party, its Affiliates and Sublicensees then have completed on hand, the sale of which would, but for the termination, be subject to the license, and the terminated Party, its Affiliates and Sublicensees shall thereupon be permitted during the six (6) months following such termination to sell that amount of Factor VIII Gene Therapy Products. All sublicenses granted by a terminated party shall forthwith terminate upon such termination unless the Sublicensee has not been in default, is reasonably acceptable to the non-terminated Party, and agrees in writing to fully comply with the terms and conditions of this Agreement.

      13.4. SURVIVAL OF OBLIGATIONS; RETURN OF CONFIDENTIAL INFORMATION. Notwithstanding any termination of this Agreement, the obligations of the Parties under Sections 9, 10, 11, 12, 13 and 14, as well as under any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable. Upon any termination of this Agreement pursuant to Section 13.2 hereof, each Party shall promptly return to the other Party all written Confidential Information, and all copies thereof, of the other Party which is not covered by a license surviving such termination.

14.            MISCELLANEOUS.

      14.1. PUBLICITY. Neither Party, nor any of its Affiliates, shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the Parties, without the prior written approval of the other Party, which approval shall not be unreasonably withheld, except as otherwise required by law. It is expressly understood that nothing in this Section 14.1 shall prevent a Party from making a disclosure in connection with any required filings with the Securities and Exchange Commission or in connection with the offering of securities or any financing. Upon release of information, with approval pursuant to this Section 14.1, further release of substantially the same information shall not require approval under this Section 14.1.

      14.2. EXPORT CONTROL. The Parties acknowledge that the export of technical data, materials, or products is subject to the exporting Party receiving the necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Party. The Parties agree that regardless of any disclosure made by the Party receiving an export of an ultimate destination of any technical data, materials, or products, the receiving Party will not reexport either directly or indirectly, any technical data, material, or products without first obtaining the applicable validated or general license from the United States Department of Commerce, United States Food and Drug Administration, and/or any other agency or department of the United States Government, as required. The receiving Party shall provide the exporting Party with any information, materials, certifications, or other documents which may be reasonably required in connection with such exports under the Export Administration Act of 1979, as amended, its rules and regulations, the Federal Food, Drug and Cosmetic Act, and other applicable export laws.

      14.3. CONDUCT OF STUDIES. All studies, research and testing done by or on behalf of each Party under this Agreement shall be performed in strict compliance with any applicable federal, state, or local laws, rules, and regulations governing the conduct of studies, research, and testing at the site where such studies, research, and testing are being conducted.

      14.4. NO IMPLIED LICENSES. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force and effect. No license rights shall be created by implication or estoppel.

      14.5. NO AGENCY. Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Each Party shall be an independent contractor, not an employee or partner of the other Party, and the manner in which each Party renders its services under this Agreement shall be within its sole discretion. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

      14.6. NOTICE. All notices required under this Agreement to be given by one Party to the other shall be in writing and shall be given by addressing the same to the other at the address or facsimile number set forth below, or at such other address or facsimile number as either may specify in writing to the other. All notices shall become effective when deposited in the United States Mail with proper postage for first class registered or certified mail prepaid, return receipt requested, or when delivered personally, or, if promptly confirmed by mail as provided above, when dispatched by facsimile.

                         GI:     Genetics Institute, Inc.
                                 87 CambridgePark Drive
                                 Cambridge, Massachusetts  02140
                                 Telecopier (617) 876-5851
                                 Attn: Legal Department

                         TKT:    Transkaryotic Therapies, Inc.
                                 193 Albany Street
                                 Cambridge, Massachusetts 02139
                                 Telecopier (617) 491-7903
                                 Attn: President and CEO

      14.7. ASSIGNMENT. This Agreement, and the rights and obligations hereunder, may not be assigned or transferred, in whole or in part, by either Party without the prior written consent of the other Party, except that (a) either Party may assign this Agreement to an Affiliate, provided that such Party remains primarily liable and/or responsible for the performance of such obligations and such Affiliate, and provided further that such Affiliate agrees to be bound to the terms and conditions of this Agreement and (b) either Party may transfer this Agreement in connection with the merger, consolidation or sale of all or substantially all of that Party's assets.

      14.8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between the Parties.

      14.9. NO MODIFICATION. This Agreement may be changed only by a writing signed by the Parties.

      14.10. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

      14.11. WAIVER. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any 4 succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power, or privilege by such Party.

      14.12. SURVIVAL. Notwithstanding any termination of this Agreement (in part or in its entirety), the obligations of the Parties under Sections 9, 10, 11, 12, 13 and 14, as well as under any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable. Upon any termination of this Agreement pursuant to Sections 13.2, each Party shall promptly return to the other Party all written Confidential Information, and all copies thereof, of the other Party.

      14.13. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad or invalid, illegal or unenforceable in any jurisdiction, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law in conformance with its original intent. In the event that after such reformation, a Party's rights or obligations are materially changed, then such Party may terminate this Agreement.

      14.14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

      14.15. THIRD PARTIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party.

      14.16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      14.17. APPLICABLE LAW. This Agreement shall in all events and for all purposes be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.


      IN WITNESS WHEREOF, duly-authorized representatives of the parties have signed this Agreement as a document under seal as of the Effective Date.

GENETICS INSTITUTE, INC.


                                                           APPROVED
By          /s/ Gabriel Schmergel                          AS TO FORM
            --------------------------------------
Print Name  Gabriel Schmergel                              GI LEGAL AFFAIRS
            --------------------------------------
Title       President and Chief Executive Officer          BY G.A.C.
            --------------------------------------            ---------------
            duly authorized


TRANSKARYOTIC THERAPIES, INC.



By          /s/ K. Michael Forrest
            --------------------------------------
Print Name  K. Michael Forrest
            --------------------------------------
Title       President and Chief Executive Officer
            --------------------------------------
            duly authorized

     CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                                  Schedule 2.15

                                  GI Territory



             **************                       **************
             *******                              ********
             ******                               *******
             ******                               ******
             *******                              *******
             *******                              ********
             *******                              *******
             *******                              ******
             ***************                      *******
             *******                              ******
             **********                           *********
             ******                               *******
             *****                                **********
             ********                             **********
             *****                                *********
             ******                               *******
             **********                           **********
             ***********                          ************
             *************                        **********
             *******                              *******
             ******                               ******************
             ******                               *******
             *******                              *******
                                                  *****************************

                                  Schedule 5.3

                              Arbitration Provision


     In the event the Parties' are unable to enter into a clinical or commercial supply agreement in a timely manner, as prescribed in Sections 5.3 and 7.3 of the Agreement, as applicable, the terms and conditions of the applicable supply agreement will be determined through binding arbitration in Cambridge, Massachusetts in accordance with the Commercial Rules of Arbitration of the American Arbitration Association.

     The arbitration panel shall be comprised of three (3) arbitrators. Each Party shall be entitled to appoint one arbitrator. The Parties shall appoint their respective arbitrators within ten (10) days of the expiration of the time allotted for mediation in Sections 5.3 or 7.3 of the Agreement, as applicable. If either Party shall fail to make timely appointment of its arbitrator, the arbitration shall be heard and decided by the sole arbitrator duly appointed by the other Party. Where both Parties have timely appointed their respective arbitrators, the two arbitrators so appointed shall agree on the appointment of the third arbitrator from the list of arbitrators maintained by the American Arbitration Association. If the Parties' appointed arbitrators shall fail to agree, within thirty (30) days from the date both Parties' arbitrators have been appointed, on the identity of the third arbitrator, then such arbitrator shall be appointed by the appropriate administrative body of the American Arbitration Association.

     Within ten (10) days of appointment of the full arbitration panel, the Parties shall exchange their final proposed supply agreements. Within thirty
(30) days of appointment of the arbitration panel, each Party shall submit to the arbitrators a copy of the proposed agreement which it previously delivered to the other Party, together with a brief or other written memorandum supporting the merits of its proposed agreement. The arbitration panel shall promptly convene a hearing, at which time each Party shall have one (1) hour to argue in support of its proposed agreement. The Parties will not call any witnesses in support of their arguments.

     The arbitration panel shall select either of the Party's proposed agreements as the binding final supply agreement to be executed by the Parties. In making their selection, the arbitrators shall not modify the terms or conditions of either Party's proposed agreement; nor will the arbitrators combined provisions from both proposed agreements. In making their selection, the arbitrators shall consider the terms and conditions of this Agreement, the relative merits of the proposed agreements and the written and oral arguments of the Parties. In the event the arbitrators seek the guidance of the law of any jurisdiction, the law of The Commonwealth of Massachusetts shall govern.

     The arbitrators shall make their decision known to the Parties as quickly as possible by delivering written notice of their decision to both Parties. Such written notice need not justify their decision. The Parties will execute the supply agreement selected by the arbitration panel within five (5) days of receipt of notice of such selection. The decision of the arbitrators shall be final and binding on the parties, and specific performance may be ordered by any court of competent jurisdiction.

     The Parties will bear their own costs in preparing for the arbitration. The costs of the arbitrators will be equally divided between the Parties.

     CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                                  Schedule 13.2

           Factor VIII Gene Therapy Products Conditions and Milestones

                                   Conditions

         I. TKT's manufacture, use or sale of a Factor VIII Gene Therapy Product does not infringe the valid patent claims of any third party, as evidenced, on a country-by-country basis, by the lack of a final decision of a court of competent jurisdiction to the contrary

         II. TKT uses commercially reasonable best efforts, consistent with prudent business practices, to diligently commercialize the Factor VIII Gene Therapy Products in the TKT Territory, and TKT devotes sufficient scientific staff in order to achieve the Milestones set forth below


                                   Milestones

         I.       *********************************************************
                  *********************************************************
                  *****************************************************

         II.      *******************************************************

         III.     *********************************************************
                  ***********************************

     CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                  CONFIDENTIAL

May 30, 1996

Genetics Institute
Legal Department
87 Cambridge Park Drive
Cambridge, MA  02140

Dear Sir:

Re: Collaboration and License Agreement between Genetics Institute, Inc. and Transkaryotic Therapies, Inc.

This letter is to amend the Collaboration and License Agreement between Genetics Institute, Inc., and Transkaryotic Therapies, Inc. and dated July 22, 1993, on the following terms:

In Section 7.2, Pricing, replace the second sentence with the following:

         ****************************************************************
         ****************************************************************
         ***************************************;

In Schedule 13.2 referenced in Section 13.2 replace Milestone **** and Milestone **** by the following:

         Milestone ****           *************************************
                                  *****************

         Milestone ****           *******************************************
                                  ***************************************.

Please countersign both copies of this letter and return the enclosed duplicate copy to me to effectuate this amendment of our agreement.

Very truly yours

TRANSKARYOTIC THERAPIES, INC.

 /s/ C. Adams
- ------------------------------------

Christoph M. Adams
Vice President, Business Development

For Genetics Institute, Inc.


 /s/ Jack Morgan
- ------------------------------------